                                                                    EXHIBIT 11.1

                               NOTIFY CORPORATION

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                                          NINE-MONTH PERIOD
                                     YEAR ENDED                 ENDED
                                    SEPTEMBER 30,             JUNE 30,
                                ----------------------  ----------------------
                                  1995        1996         1996        1997
                                ---------  -----------  -----------  ---------
                                                             (UNAUDITED)
Net loss......................  $(426,062) $(1,657,219) $(1,114,818) $(719,853)
                                =========  ===========  ===========  =========
Weighted average common shares
 outstanding (1)..............    215,528      237,934      245,045    288,775
Common equivalent shares from
 issuances of warrants and
 common stock during the
 twelve month period prior to
 the Company's proposed
 initial public offering (1)..    190,830      190,830      190,830    190,830
                                ---------  -----------  -----------  ---------
Shares used in computing net
 loss per share...............    406,358      428,764      435,875    479,605
                                =========  ===========  ===========  =========
Net loss per share............  $   (1.05) $     (3.87) $     (2.56) $   (1.50)
                                =========  ===========  ===========  =========
Convertible preferred stock
 issued more than twelve
 months prior to the proposed
 initial public offering (1)..                 352,542                 365,307
                                           -----------               ---------
Pro forma weighted average
 shares outstanding...........                 781,306                 844,912
                                           ===========               =========
Pro forma net loss per share..             $     (2.12)                  (0.85)
                                           ===========               =========

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(1) Excludes shares and warrants to be placed into escrow according to the
    "Escrow Agreement."